Fuel Systems Solutions Reports Second Quarter 2009 Results

– Achieves 37,000 DOEM systems installations –

–	Improves gross margins 200 basis point vs. prior year – – Increases 2009 annual guidance –

SANTA ANA, Calif., August 6, 2009 -- Fuel Systems Solutions, Inc. (Nasdaq: FSYS) reported results for its second quarter ended June 30, 2009.

Mariano Costamagna, Fuel Systems’ CEO, said, “Our quarterly results demonstrate we are successfully executing our plan to be a leader in alternative fuel systems and complementary services for transportation and industrial vehicles. Our expanded delayed original equipment manufacturer (DOEM) capacity delivered record quarterly systems installations of 37,000 and our business is on track to exceed 120,000 conversions in 2009, more than doubling the nearly 58,000 conversions in 2008. Demand for alternative fuel vehicles is strong in Europe and will undoubtedly return worldwide as global markets improve. As such, during the quarter, we raised $30 million to continue to invest in opportunities in existing and adjacent businesses like our Teleflex Power Systems, Distribuidora Shopping S.A., and FuelMaker Corporation asset acquisitions and global automotive expansions.”

Recent Operational Highlights

Reached 37,000 DOEM conversions in the second quarter 2009, up from 30,000 conversions in the first quarter 2009.

Completed the acquisition of Teleflex Power Systems for $14.5 million in August.

o	Two of Teleflex’s Power Systems’ three lines of business complement the global transportation and industrial businesses. The technology and testing equipment augment Fuel Systems’ existing capabilities and the patents and certifications further build upon the company’s intellectual property portfolio.

o	The third business, anti-idling auxiliary power units (APUs), expands the product line with solutions that generate power for parked heavy-duty class-8 trucks and diesel locomotives.

Purchased compressed natural gas (CNG) refueling products, including the home appliance Phill™, for $7.0 million from FuelMaker Corporation in May, expanding Fuel Systems’ ability to serve consumers, small-to-medium fleets and commercial fleets.

Acquired the remaining minority interest of WMTM joint venture in Brazil further streamlining its corporate structure, and maximizing operating flexibility.

Enhanced U.S. Automotive fleet strategy for liquid propane gas (LPG) and CNG vehicles by signing a non-exclusive distribution agreement with privately-held, CleanFUEL USA, to market and sell Fuel Systems' kits in the U.S. market.

Matthew Beale, Fuel Systems’ President, CFO and Secretary, said, “Our DOEM business performed better than expected, which partially offset the impact of the global recession on our transportation aftermarket and industrial business. In fact, if the Euro to U.S. Dollar exchange rate had remained constant, our quarterly revenue would have been up slightly compared to last year. More notably, our DOEM business has achieved a critical mass that made an important contribution to the improvement of gross margins. These results combined with our acquisitions have driven us to increase annual revenue guidance to between $370 million to $380 million.”

Recent Corporate Highlights

  Completed $30 million registered direct common stock offering for general corporate purposes and to help fund its growth strategy.
  Appointed Mike Helfand, Senior Vice President Finance and Chief Accounting Officer, and named Matthew Beale Chief Financial Officer in addition to President and Secretary.
  Announced corporate headquarters’ relocation to New York City to increase efficiencies managing global operations.

Financial Results

Revenue for the second quarter of 2009 was $92.3 million, compared to $98.3 million in the second quarter of 2008. The decrease in revenues was due to negative foreign exchange impact of approximately $10.2 million, or 10%. The increase in transportation DOEM revenue offset the lower demand in the industrial market. Gross profit for the second quarter 2009 was $28.6 million, or 31% of revenue, compared to $28.6 million, or 29% of revenue, a year ago, reflecting the operating efficiencies achieved by reaching a critical mass. Operating income for the second quarter of 2009 totaled $12.5 million, or 14% of revenue, compared to $10.2 million, or 10% of revenue, in the second quarter of 2008. Net income for the second quarter 2009 was $7.4 million, or $0.46 per diluted share, compared to $4.6 million, $0.29 per diluted share, which included a non-cash goodwill impairment charge of $3.9 million, in the second quarter of 2008.

For the six-month period ending June 30, 2009, total revenues were $172.4 million, compared to $192.9 million for the first half of 2008. Net income for the first half of 2009 was $14.5 million, or $0.90 per diluted share, compared to $10.8 million, including the impairment charge of $3.9 million, or $0.69 per diluted share, for the first half of 2008.

Company Outlook

Based on the current market outlook, margin improvements and acquisitions, the company expects 2009 revenue to be between $370 million and $380 million. The company is targeting 2009 gross margin between 28% and 30% and 2009 operating margin to be between 11% and 13%.

Conference Call

The company will host a conference call on August 7th at 8:00 a.m. Pacific Time / 11:00 a.m. Eastern Time to discuss its second quarter 2009 financial results. To listen to the call live, please dial 877-356-8063 at least 10 minutes before the start of the conference. International participants may dial 706-679-2544. The pass code for the conference call will be 18966890. The call is also being webcast and can be accessed from the “Investor Relations” section of the company’s website at www.fuelsystemssolutions.com. A telephone replay will be available until midnight ET on August 21st by dialing 800-642-1687 or 706-645-9291 and entering pass code 18966890#. A replay will also be available at the web address above for 90 days.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the company's sales and its ability to achieve 2009 revenue between $370 million and $380 million with gross profit margin between 28 percent and 30 percent and operating margin between 11 percent and 13 percent, as well as the success of products and the success and integration of recent acquisitions. Such statements represent only our opinions and predictions. The Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to, risks that we cannot integrate the acquired assets into our business promptly and efficiently, that the patents or certifications acquired are insufficient or not useable by us, that expected sales do not materialize, that changes in emissions regulations may not significantly increase demand for the Company's products, the global economic downturn may reduce customers' demand for new automobiles and/or our products, and that all closing conditions will be met, original equipment automobile manufacturers do not adopt the Company's fuel systems as expected, that expected sales not based on long-term contracts will materialize, that changes in emissions regulations will not significantly impact demand for the Company's products, that a global economic downturn may reduce customers' demand for our products, that reduction in oil prices will reduce the demand for our products and that currency fluctuations will reduce our revenue or financial condition. Readers also should consider the risk factors set forth in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, for the year ended December 31, 2008. The Company does not undertake to update or revise any of its forward-looking statements or guidance even if experience or future changes show that the indicated results or events will not be realized.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq: FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems’ components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the company’s advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. The company is composed of two operating subsidiaries: IMPCO

Technologies and BRC. IMPCO Technologies is a leader in the heavy duty, industrial, power generation and stationary engines sectors. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Additional information is available at www.fuelsystemssolutions.com.

Company Contact:	Investor Relations Contacts
Matthew Beale, President, CFO & Secretary	Lippert	/ Heilshorn & Associates
Fuel Systems Solutions, Inc.	Kirsten	Chapman/ Cathy Mattison
(714) 656-1300	cmattison@lhai.com
(415) 433-3777

– Table to Follow –

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$ 53,051	$ 26,477
Accounts receivable less allowance for doubtful accounts of $5,709 and $3,293 at June
30, 2009 and December 31, 2008, respectively	91,203	70,009
Inventories:
Raw materials and parts	42,034	38,925
Work-in-process	1,021	1,700
Finished goods	51,195	50,253
Inventory on consignment with unconsolidated affiliates	629	1,732

Total inventories	94,879	92,610
Deferred tax assets, net	5,518	5,734
Other current assets	6,522	5,749
Related party receivables	176	69

Total current assets	251,349	200,648

Equipment and leasehold improvements:
Dies, molds and patterns	4,141	3,889
Machinery and equipment	32,914	25,996
Office furnishings and equipment	12,386	11,198
Automobiles and trucks	2,783	2,235
Leasehold improvements	9,096	8,098

	61,320	51,416
Less accumulated depreciation and amortization	27,210	23,744

Net equipment and leasehold improvements	34,110	27,672
Goodwill	49,519	41,295
Deferred tax assets, net	242	174
Intangible assets, net	19,151	10,021
Investment in unconsolidated affiliates	3,451	3,334
Other assets	2,525	4,183

Total Assets	$360,347	$ 287,327

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2009	2008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 41,287	$65,224
Accrued expenses	52,942	34,212
Current revolving lines of credit	12,212	2,413
Current portion of term loans and other loans	8,043	4,470
Current portion of capital leases	266	192
Deferred tax liabilities, net	11	112
Related party payables	6,982	11,263

Total current liabilities	121,743	117,886
Term loans and other loans	21,301	4,689
Capital leases	181	238
Other liabilities	6,092	6,258
Deferred tax liabilities	6,806	4,301

Total liabilities	156,123	133,372

Stockholders’ equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued and
outstanding at June 30, 2009 and December 31, 2008	—	—
Common stock, $0.001 par value, authorized 200,000,000 shares; 17,597,095 issued and 17,582,062 outstanding at June 30, 2009; and 15,801,745 issued and 15,749,783
outstanding at December 31, 2008	18	16
Additional paid-in capital	257,144	220,270
Shares held in treasury, 15,033 and 51,962 shares at June 30, 2009 and December 31,
2008, respectively	(649)	(1,399)
Accumulated deficit	(64,889)	(79,354)
Accumulated other comprehensive income	12,600	14,422

Total stockholders’ equity	204,224	153,955

Total Liabilities and Stockholders’ Equity	$360,347	$287,327

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

Revenue	$92,323 $	98,284 $	172,405 $	192,884
Cost of revenue	63,698	69,704	119,443	136,820

Gross profit	28,625	28,580	52,962	56,064
Operating expenses:

Research and development expense	3,303	2,702	6,214	5,530
Selling, general and administrative
expense	12,699	11,659	22,658	22,830
Goodwill impairment loss	—	3,907	—	3,907
Amortization of intangible assets	144	98	253	191

Total operating expenses	16,146	18,366	29,125	32,458

Operating income	12,479	10,214	23,837	23,606
Other income (expense), net	836	(43)	1,552	(1,164)
Interest expense, net	(524)	(200)	(908)	(392)

Income before income taxes and equity
share in income (loss) of
unconsolidated affiliates	12,791	9,971	24,481	22,050
Equity share in income (loss) of
unconsolidated affiliates	193	(91)	306	77
Income tax expense	(5,589)	(4,878)	(10,322)	(10,418)

Net income	7,395	5,002	14,465	11,709
Less: Net income attributable to
noncontrolling interests	—	394	—	875

Net income attributable to Fuel Systems	$7,395 $	4,608 $	14,465 $	10,834

Net income per share attributable to Fuel
Systems:
Basic	$0.46 $	0.30 $	0.90 $	0.70

Diluted	$0.46 $	0.29 $	0.90 $	0.69

Number of shares used in per share
calculation:
Basic	16,160,857	15,611,190	16,092,091	15,565,358

Diluted	16,223,095	15,749,806	16,159,752	15,692,418

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Six Months Ended
	June 30,

	2009	2008

Net income	$ 14,465 $	11,709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,699	3,180
Amortization of intangibles	1,902	1,456
Provision for doubtful accounts	(171)	121
Provision for inventory reserve	2,658	1,041
Provision for loan to unconsolidated affiliate	—	1,091
Goodwill impairment loss	—	3,907
Equity share in income of unconsolidated affiliates	(298)	(77)
Dividends from unconsolidated affiliates	196	230
Unrealized (gain) loss on foreign exchange	(1,389)	1,094
Loss on disposal of asset	41	79
Stock–based compensation expense	101	191
Changes in assets and liabilities:
Increase in accounts receivable	(18,495)	(10,370)
(Increase) decrease in inventory	3,872	(15,220)
(Increase) decrease in other current assets	301	(2,432)
Increase (decrease) in deferred income taxes	(90)	(1,560)
Increase (decrease) in accounts payable	(25,528)	13,471
Increase in accrued expenses	14,391	12,745
Decrease in other assets	344	10
Increase (decrease) in long term liabilities	(338)	685
Receivables from/payables to related party, net	(3,172)	3,911

Net cash (used in) provided by operating activities	(7,511)	25,262

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(6,706)	(4,950)
Purchase of noncontrolling interest in consolidated subsidiary	—	(227)
Investment in joint venture	10	—
Acquisitions, net of cash acquired of $0.7 million	(12,615)	—
Purchase of intangible asset	—	(193)
Proceeds from sale of assets	35	3

Net cash used in investing activities	(19,276)	(5,367)

Cash flows from financing activities:
Borrowing (Payment) on revolving lines of credit, net	9,359	(3,307)
Payments on term loans	(3,967)	(2,045)
Proceeds from term loans	19,757	—
Payment of capital lease obligations	(202)	(247)
Proceeds from issuance of common stock, net of expenses of $2.3 million	27,713	—
Proceeds from exercise of stock options and warrants	—	1,466
(Purchase of)/proceeds from the sale of common shares held in trust, net	(28)	(72)
Dividends paid to noncontrolling interest in consolidated subsidiaries	—	(900)

Net cash provided by (used in) financing activities	52,632	(5,105)

Net increase in cash	25,845	14,790
Effect of exchange rate changes on cash	729	2,056

Net increase in cash and cash equivalents	26,574	16,846
Cash and cash equivalents at beginning of period	26,477	26,797

	Six Months Ended
		June 30,

	2009	2008

Cash and cash equivalents at end of period	$53,051	$43,643

Supplemental disclosure of cash flow information:
Non-cash financing activities:
Acquisition of equipment under capital lease	$—	$20

Issuance of 1,382 shares and 5,321 shares of restricted stock in 2009 and 2008,
respectively	$15	$99

Issuance of 282,932 shares of common stock for the acquisition of Distribuidora
Shopping	$8,654	$—

Issuance of 39,868 shares from treasury stock for the acquisition of Distribuidora
Shopping	$1,220	$—